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EXHIBIT (a)(1)(E)

WORLD HEART
CORPORATION

OFFER TO AMEND AND
EXCHANGE

WITHDRAWAL FORM

        If you previously elected to participate in the offer by World Heart Corporation, an Ontario corporation ("WorldHeart"), described in the Offer to Amend and Exchange, dated as of June 20, 2005 (the "Offer"), and you would now like to change your prior election and withdraw your tendered warrant(s), you must properly complete, sign, date and deliver this Withdrawal Form (this "Withdrawal Form") to WorldHeart pursuant to the Instructions accompanying this Withdrawal Form, by no later than the expiration of the Offer. The Offer will expire at 5:00 p.m. Pacific Daylight Time on July 19, 2005, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered warrant(s) at any time before the expiration of the extended deadline.

        If WorldHeart receives one or more Election Forms and one or more Withdrawal Forms signed by you, WorldHeart will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

ACKNOWLEDGEMENT AND SIGNATURE:

        I previously (a) completed, signed, dated and delivered to WorldHeart the Election Form, in which I elected to participate in the Offer, and (b) delivered to WorldHeart my original executed warrant(s). I now wish to change my prior election and withdraw my tendered warrant(s).

        By properly completing, signing and dating this Withdrawal Form and delivering it to WorldHeart pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered warrant(s). I understand and acknowledge that if WorldHeart accepts my withdrawal, my warrant(s) will remain outstanding until expiration or exercise, and I will not receive or have any rights to any amended warrants.

[signature page follows]

2

        IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Form as of the date set forth below.

Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number

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EXHIBIT (a)(1)(E)